TCG | BDC

CARLYLE GLOBAL CREDIT

Quarterly Earnings Presentation

Quarter Ended June 30, 2017

THE CARLYLE GROUP

GLOBAL ALTERNATIVE ASSET MANAGEMENT

Disclaimer and Forward-Looking Statement

This presentation (the "Presentation") has been prepared by TCG BDC, Inc. (together with its consolidated subsidiaries, "we," "us," "our," "TCG BDC" or the "Company") (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on August 9, 2017 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company.

This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This Presentation provides an overview of the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks.

This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "anticipates," "believes," "expects," "intends," "will," "should," "may," "plans," "continue," "believes," "seeks," "estimates," "would," "could," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in filings we make with the Securities and Exchange Commission (the "SEC"), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information.

The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation.

TCG BDC is managed by Carlyle GMS Investment Management L.L.C. (the "Investment Adviser"), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. (together with its affiliates, "Carlyle").

This Presentation contains information about the Company and certain of its affiliates and the Company's historical performance. You should not view information related to the past performance of the Company as indicative of the Company's future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historic rates or will be made at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity.

Summary of Quarterly Results

Quarter Ended June 30, 2017

- New investment fundings[1] for the quarter ended June 30, 2017 were $417 million (excluding the NFIC Acquisition),[2] and sales and repayments totaled $281 million. The NFIC Acquisition increased the Company's assets by an additional $197 million, resulting in a net portfolio increase of $333 million[3]
- The investment portfolio of our joint venture, Middle Market Credit Fund, LLC ("Credit Fund"), has grown to $800 million at fair value as of the quarter ended June 30, 2017, as compared to $559 million at fair value as of the quarter ended March 31, 2017. Credit Fund's new investment fundings[1] were $280 million for the quarter ended June 30, 2017, and sales and repayments totaled $37 million, resulting in a net portfolio increase of $243 million[3]
- Credit Fund produced a 12.75% annualized yield[4] to the Company for the quarter ended June 30, 2017
- Net investment income for the quarter ended June 30, 2017 was $0.47 per share, as compared to $0.46 per share for the quarter ended March 31, 2017[5]
- The Company paid a second quarter dividend of $0.37, representing an 8.22% annualized dividend yield as of June 30, 2017[6]
- Net asset value per share decreased by $0.16 per share to $18.14 as of the quarter ended June 30, 2017, down from $18.30 per share as of March 31, 2017

(1) At par/principal. (2) On June 9, 2017, the Company completed its previously announced merger with NF Investment Corp. ("NFIC"), pursuant to which NFIC merged with and into the Company, with the Company as the surviving entity (the "NFIC Acquisition"). (3) Excluding net change in unfunded commitments. Origination activity and resulting capital deployment is dependent on the Investment Adviser's ability to identify investment opportunities. There can be no guarantee that appropriate opportunities will be identified and if they are, that the Investment Adviser will be selected to originate any or all such opportunities. (4) The annualized Credit Fund yield is calculated by dividing the dividend income by the weighted average of the Company's investment in the subordinated loans of Credit Fund over the quarter and annualizing over 4 periods. (5) Net investment income per share is based on the weighted average shares outstanding during the respective period. (6) The annualized dividend yield is calculated by dividing the declared dividend by the closing market price for the quarter and annualizing over 4 periods. There can be no assurance that we will continue to earn income at this rate and our income may decline.

Portfolio Highlights – New Originations

Originations & Net Funds Growth

(Dollar amounts in thousands and based on par/principal)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Originations and Net Investment Activity					
Investment Fundings	143,435	313,374	174,739	154,441	614,154
Unfunded Commitments, Net Change	10,978	22,511	(4,356)	11,291	36,575
Sales and Repayments	(124,875)	(140,990)	(145,348)	(194,003)	(281,258)
Net Investment Activity	29,538	194,895	25,035	(28,271)	369,471
Total Investment Portfolio at Fair Value[1]					
First Lien Debt	62.66%	65.93%	67.16%	65.85%	63.49%
First Lien, Last-out Unitranche Debt	16.80%	14.68%	12.93%	12.10%	10.38%
Second Lien Debt	18.26%	14.20%	12.08%	11.61%	14.58%
Structured Finance Obligations	0.67%	0.56%	0.37%	0.20%	0.15%
Equity Investments	0.39%	0.45%	0.46%	0.61%	0.62%
Investment Fund / Credit Fund	1.22%	4.18%	7.00%	9.63%	10.78%
Credit Fund[2] Originations and Net Investment Activity					
Investment Fundings	146,810	150,500	159,361	151,204	279,527
Unfunded Commitments, Net Change	4,397	30,662	(4,698)	1,651	15,634
Sales and Repayments	(125)	(3,609)	(13,851)	(30,094)	(36,998)
Net Investment Activity	151,082	177,553	140,812	122,761	258,163

Please refer to the Company's Form 10-Q for the quarterly period ended on June 30, 2017 ("Form 10-Q") for more information. No assurance is given that the Company will continue to achieve comparable results. (1) At quarter end. (2) Credit Fund is an unconsolidated Delaware limited liability company. The Company and Credit Partners USA LLC each has 50% economic ownership of Credit Fund and has commitments to fund, from time to time, capital of up to $400 million each. Funding of such commitments generally requires the approval of the board of Credit Fund, including the board members appointed by the Company.

Investment Portfolio Overview

Total Fair Value of Investments at June 30, 2017 of $1,719 million



Fair Value of Investments[1]
($, millions)
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$318
$419
$504
$699
$789
$913
$976
$1,053
$1,145
$1,201
$1,383
$1,423
$1,393
$1,719
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
First Lien
First Lien Last Out
Second Lien
Mezzanine
Structured Finance Obligations
Equity
Investment Fund

Note: At quarter end. (1) Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company's board of directors pursuant to the Company's valuation policy. Refer to Note 2 (Significant Accounting Policies) and Note 3 (Fair Value Measurements) to the consolidated financial statements in Part I, Item 1 of the Company's Form 10-Q for details on fair value measurements.

Investment Portfolio Overview – TCG BDC and Credit Fund

Total Fair Value of Investments of TCG BDC and Credit Fund at June 30, 2017 of $2,334 million[1]



Fair Value of Investments1
($, millions)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$318
$419
$504
$699
$789
$913
$976
$1,053
$1,145
$1,331
$1,618
$1,761
$1,817
$2,334
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
First Lien
First Lien Last Out
Second Lien
Mezzanine
Structured Finance Obligations
Equity
Investment Fund
MMCF

Note: At quarter end. Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company's board of directors pursuant to the Company's valuation policy. Refer to Note 2 (Significant Accounting Policies), Note 3 (Fair Value Measurements), and Note 5 (Middle Market Credit Fund, LLC) to the consolidated financial statements in Part 1, Item 1 of the Company's Form 10-Q for details on fair value measurements.

(1) Total fair value of investments of TCG BDC and Credit Fund is the sum of the fair value of investments of TCG BDC and Credit Fund excluding investments by TCG BDC in Credit Fund. As of June 30, 2017, the fair value of TCG BDC's investment in Credit Fund was $185.3mm.

Portfolio Summary – TCG BDC and Credit Fund

As of June 30, 2017

Portfolio Characteristics

	TCG BDC	Credit Fund
Total Investments and Commitments ($mm)	$1,827	$848
Unfunded Commitments ($mm)	$108	$48
Investments at Fair Value ($mm)	$1,719	$800
Yield at Cost of Investments[1] (%)	8.63%	6.58%
Yield at Fair Value of Investments[1] (%)	8.68%	6.53%
Number of Investments	101	50
Number of Portfolio Companies	86	44
Fixed / Floating (%)	99% / 1%	100% / 0%

Diversification by Borrower


74 Investments
45%
TCG BDC
11%
23%
22%
37%
36%
Credit Fund
25 Investments
27%
Top 10 Investments
Next 11 – 25 Investments
Remaining Investments
Credit Fund

Asset Mix


10%
14%
0.6%
0.6%
0.2%
TCG BDC
11%
63%
99.4%
Credit Fund
0.2%
0.4%
First Lien Debt
Second Lien Debt
Equity
Investment Fund (Credit Fund)
First Lien, Last Out
Mezzanine
Structured Finance

Industry


32%
3%
4%
4%
5%
6%
6%
8%
11%
12%
11%
TCG BDC
5%
4%
4%
5%
6%
6%
7%
9%
12%
15%
26%
Credit Fund
Healthcare & Pharma
Consumer Services
Aerospace & Defense
Durable Consumer Goods
Auto
Financial Services
High Tech
Wholesale
Investment Fund (Credit Fund)
Construction & Building
Business Services
Telecom
Media
Environmental
Other

(1) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. Weighted average yields for TCG BDC do not include TCG BDC's investment in Credit Fund.

Credit Quality of Investments

- Fundamental credit quality at June 30, 2017 remains strong with 1 borrower on non-accrual status, representing less than 1% of total debt investments at fair value and amortized cost
- Approximately 99% of investments in our portfolio continue to have an Internal Risk Rating of 1 through 4 as of June 30, 2017

Portfolio Risk Ratings

(Dollar amounts in millions)	June 30, 2017		March 31, 2017		December 31, 2016	
Internal Risk Rating	Fair Value	% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
1	41.9	2.76%	27.5	2.20%	59.3	4.52%
2	1,150.8	75.67%	1,023.2	82.05%	1,055.7	80.50%
3	182.5	12.00%	93.7	7.51%	100.9	7.70%
4	127.5	8.38%	89.4	7.17%	75.7	5.77%
5	18.1	1.19%	13.4	1.07%	12.2	0.93%
6	-	0.00%	-	0.00%	7.6	0.58%
Total	1,520.8	100.00%	1,247.2	100.00%	1,311.4	100.00%

Rating	Definition
1	Performing – Low Risk: Borrower is operating more than 10% ahead of the Base Case
2	Performing – Stable Risk: Borrower is operating within 10% of the Base Case (above or below). This is the initial rating assigned to all new borrowers
3	Performing – Management Notice: Borrower is operating more than 10% below the Base Case. A financial covenant default may have occurred, but there is a low risk of payment default
4	Watch List: Borrower is operating more than 20% below the Base Case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default
5	Watch List – Possible Loss: Borrower is operating more than 30% below the Base Case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible
6	Watch List – Probable Loss: Borrower is operating more than 40% below the Base Case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower's situation are sufficiently negative that impairment of some or all principal is probable

Financial Performance Summary

(Dollar amounts in thousands, except per share data)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Net Investment Income Per Share	0.39	0.42	0.45	0.46	0.47
Net Realized & Unrealized Appreciation (Depreciation) Per Share	0.36	0.36	(0.02)	(0.07)	(0.13)
Net Income Per Share	0.75	0.78	0.43	0.39	0.34
Dividends Paid Per Share	0.40	0.40	0.48	0.41	0.37
Net Asset Value Per Share	18.02	18.38	18.32	18.30	18.14
Weighted Average Shares Outstanding for the Period (in thousands)	34,403	37,489	40,707	41,707	45,978
Shares Outstanding at End of Period (in thousands)	36,517	39,791	41,702	41,708	61,406
Total Fair Value of Investments	1,201,234	1,382,614	1,422,759	1,392,545	1,719,473
Number of Portfolio Companies	87	90	86	82	86
Average Size of Investment in Portfolio Company (Notional)[1]	15,015	16,680	17,755	18,275	20,459
Weighted Average all-in Yield on Investments at Amortized Cost[2]	8.28%	8.30%	8.19%	8.33%	8.63%
Weighted Average all-in Yield on Investments at Fair Value[2]	8.38%	8.33%	8.23%	8.35%	8.68%
Net Assets	657,918	731,238	764,137	763,318	1,113,743
Debt	576,059	665,814	692,734	661,508	602,547
Debt To Equity at Quarter End	0.88x	0.91x	0.91x	0.87x	0.54x

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period.
(1) For equity investments with no stated par amount, includes total funded amount. Includes unfunded commitments.
(2) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of each respective period end. Actual yields earned over the life of each investment could differ materially from the yields presented above.

Quarterly Statements of Financial Condition

(Dollar amounts in thousands, except per share data)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Assets					
Investments at Fair Value (Non-controlled/Non-affiliated)	1,186,520	1,324,856	1,323,102	1,258,424	1,534,162
Investments at Fair Value (Controlled/Affiliated)	14,714	57,758	99,657	134,121	185,311
Total Investments at Fair Value	1,201,234	1,382,614	1,422,759	1,392,545	1,719,473
Cash & Cash Equivalents	33,389	49,841	38,489	44,874	28,159
Receivable From Investment Sold	22,031	13,019	19,750	11,874	—
Deferred Financing Costs	3,687	3,471	3,308	3,221	3,629
Interest Receivable Non-controlled/Non-affiliated Investments	4,206	3,840	3,407	3,272	4,358
Interest & Dividend Receivable From Controlled/Affiliated Investments	--	686	2,400	3,048	3,996
Prepaid Expenses & Other Assets	403	256	42	159	146
Total Assets	1,264,950	1,453,727	1,490,155	1,458,993	1,759,761
Liabilities					
Payable for Investment Purchased	--	19,800	--	--	4,996
Secured Borrowings	305,313	395,016	421,885	390,608	331,597
2015-1 Notes Payable, Net of Unamortized Debt Issuance Costs	270,746	270,798	270,849	270,900	270,950
Due to Investment Adviser	150	140	215	86	118
Interest & Credit Facility Fees Payable	3,259	3,277	3,599	3,703	3,830
Dividend Payable	13,943	15,917	20,018	17,100	22,720
Base Management & Incentive Fees Payable	11,944	16,142	8,157	11,764	9,132
Administrative Service Fees Payable	135	127	137	115	120
Offering Costs Payable	--	--	--	--	1,128
Other Accrued Expenses & Liabilities	1,542	1,272	1,158	1,399	1,427
Total Liabilities	607,032	722,489	726,018	695,675	646,018
Net Assets	657,918	731,238	764,137	763,318	1,113,743
Total Liabilities & Net Assets	1,264,950	1,453,727	1,490,155	1,458,993	1,759,761
Net Asset Value Per Share	$18.02	$18.38	$18.32	$18.30	$18.14

Please refer to the Company's Form 10-Q for more information.

Quarterly Operating Results

(Dollar amounts in thousands)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Interest Income	24,078	26,362	28,645	28,354	30,526
Income From Credit Fund	--	686	2,454	3,209	4,172
Other Income	1,670	1,909	2,057	2,536	4,046
Investment Income	25,748	28,957	33,156	34,099	38,744
Management Fees (Net Of Waiver)	2,897	3,132	3,570	3,417	3,771
Incentive Fees	3,366	3,962	4,587	4,777	5,361
Interest Expense & Credit Facility Fees	4,683	4,733	5,421	5,537	6,267
Other Expenses	1,336	1,284	1,229	1,261	1,897
Net Expenses	12,282	13,111	14,807	14,992	17,297
Net Investment Income	**13,466**	**15,846**	**18,349**	**19,107**	**21,448**
Net Realized And Unrealized Gains & Losses	12,485	13,324	(953)	(2,934)	(5,947)
Net Income	**25,951**	**29,170**	**17,396**	**16,173**	**15,501**

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the consolidated financial statements included in Part 1, Item 1 of the Company's Form 10-Q for additional details.

Net Asset Value Per Share Bridge

Quarter Ended June 30, 2017



18.30
(0.13)
18.17
0.47
(0.37)
(0.13)
18.14
March 31, 2017 NAV
Effect of Offering Price (1)
Adjusted NAV
Net Investment Income
Dividend Declared
Net Change in Realized and Unrealized Appreciation (Depreciation)
June 30, 2017 NAV

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period.
(1) Net decrease is due to the offering price of subscriptions and the issuance of common stock in the initial public offering, net of underwriting and offering costs during the period.

Senior Secured Credit Facilities & Unfunded Commitments

Terms & Conditions

Credit Facility[1]	
Size	$283.0 million committed
Tenor	5 years (4 year revolving); maturity date 3/21/2022
Pricing	LIBOR + 225 bps / 37.5 bps unused fee
SPV Credit Facility[1]	
Size	$400.0 million committed
Tenor	5 years (3 years revolving); maturity date 5/23/2022
Pricing	LIBOR + 200 bps / 50-75 bps unused fee
Carlyle GMS Finance MM CLO 2015-1 LLC Notes	
Size	$273.0 million
Maturity Date	7/15/2027
Weighted Average Interest Rate	326bps[2]
Credit Fund Sub Facility[1,3]	
Size	$640.0 million committed
Tenor	6 years (3 years revolving); maturity date 5/22/2023
Pricing	LIBOR + 250 bps / 50-75 bps unused fee

Debt on Company's Balance Sheet as of June 30, 2017



$1,200
$1,000
$800
$600
$400
$200
$0
$605
$956
Leverage Utilized
Leverage Available

Unfunded Commitments

(Dollar amounts in thousands)	Par Value as of June 30, 2017	Par Value as of March 31, 2017
Unfunded Delayed Draw Commitments	$ 75,335	$ 44,541
Unfunded Revolving Term Loan Commitments	32,298	26,517
Total Unfunded Commitments	**107,633**	**71,058**

(1) Size represents maximum principal amount of the Facility and is subject to availability under the Facility, which is based on certain advance rates multiplied by the value of the Company's portfolio investments (subject to certain concentration limitations) net of certain other indebtedness that the Company may incur in accordance with the terms of the Facility. Middle Market Credit Fund SPV, LLC (the "Credit Fund Sub"), a Delaware limited liability company, was formed on April 5, 2016. Credit Fund Sub is a wholly-owned subsidiary of Credit Fund and is consolidated in Credit Fund's consolidated financial statements commencing from the date of its formation. (2) Weighted average interest rate, including amortization of debt issuance costs on the 2015-1 notes, for the quarter ended June 30, 2017. (3) Credit Fund closed on June 24, 2016 on a revolving credit facility, the Credit Fund Facility, from which Credit Fund may from time to time request mezzanine loans from the Company. The maximum principal amount of the Credit Fund Facility is $125mm.

Liquidity and Investment Capacity

- **Cash and Cash Equivalents**
  - Cash and cash equivalents totaled $28.2 million as of June 30, 2017
- **Credit Facilities - Availability**
  - Credit Facility – as of June 30, 2017, subject to leverage and borrowing base restrictions, we had approximately $210.0 million of remaining commitments and approximately $210.0 million of availability on this $283.0 million revolving credit facility
  - SPV Credit Facility – as of June 30, 2017, subject to leverage and borrowing base restrictions, we had approximately $141.4 million of remaining commitments and approximately $10.9 million of availability on this $400.0 million revolving credit facility
- **Common Stock Issuances**
  - Initial public offering ("IPO") - on June 19, 2017, we closed our IPO, issuing 9,000,000 shares of our common stock at a public offering price of $18.50 per share, raising $161.5 million in net proceeds after our share of underwriting costs and before expenses. The public offering price was 1.01x of our most recently reported net asset value per share at the time of the IPO.
  - On July 5, 2017, we issued an additional 454,200 shares of our common stock pursuant to the exercise of the underwriters' over-allotment option in connection with the IPO. Net of underwriting costs and $0.37 per share dividend declared by the Company's Board of Directors on June 20, 2017, the Company received additional cash proceeds of $8 million

Common Stock and Dividend Information

Common Stock Data

Quarter Ended	High	Low	End of Period
June 30, 2017	$18.49	$18.01	$18.01

- On August 7, 2017, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on October 18, 2017 to stockholders of record as of September 29, 2017

Historical Dividend Data

Date Declared	Record Date	Payment Date	Per Share Amount		Annualized Dividend Yield[1]
June 20, 2017	June 28, 2017	June 30, 2017	$0.37		8.22%
March 20, 2017	March 20, 2017	April 24, 2017	$0.41		9.07%
December 29, 2016	December 29, 2016	January 24, 2017	$0.41		9.09%
December 29, 2016	December 29, 2016	January 24, 2017	$0.07	(2)	1.55%
September 28, 2016	September 28, 2016	October 24, 2016	$0.40		9.37%
June 8, 2016	June 8, 2016	July 22, 2016	$0.40		9.23%
March 10, 2016	March 14, 2016	April 22, 2016	$0.40		9.26%
December 29, 2015	December 29, 2015	January 22, 2016	$0.40		8.97%
December 29, 2015	December 29, 2015	January 22, 2016	$0.18	(2)	4.03%
September 24, 2015	September 24, 2015	October 22, 2015	$0.42		8.91%
June 24, 2015	June 30, 2015	July 22, 2015	$0.37		9.03%
March 11, 2015	March 13, 2015	April 17, 2015	$0.37		8.58%
December 19, 2014	December 29, 2014	January 26, 2015	$0.35		8.17%
September 12, 2014	September 18, 2014	October 9, 2014	$0.44		9.23%
June 26, 2014	June 30, 2014	July 14, 2014	$0.27		5.52%
March 13, 2014	March 31, 2014	April 14, 2014	$0.19		4.76%

Note: No dividend was declared in 2013. There can be no assurance that the Company will continue to achieve comparable results.
(1) For dividends declared prior to the IPO (June 14, 2017), annualized dividend yield is calculated by dividing the declared dividend by the weighted average of the net asset value at the beginning of the quarter and the capital called during the quarter and annualizing over 4 periods. For dividends declared after the IPO, annualized dividend yield is calculated by dividing the declared dividend by the closing market price for the quarter and annualizing over 4 periods. (2) Represents a special dividend.